EXHIBIT 21
                           FARM FAMILY HOLDINGS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

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Subsidiaries                                                                                            State
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
Farm Family Life Insurance Company is a wholly-owned subsidiary of Farm Family Holdings, Inc.            NY


Farm Family Financial Services, Inc. is a wholly-owned subsidiary of  Farm Family Holdings,
Inc.                                                                                                     NY

Farm Family Casualty Insurance Company ("FFCIC") is a wholly-owned subsidiary of Farm Family
Holdings, Inc.                                                                                           NY

Rural Agency and Brokerage, Inc. ("RAB") is a wholly-owned subsidiary of FFCIC.                          NY

Rural Insurance Agency and Brokerage of Massachusetts, Inc. is a wholly-owned subsidiary of
RAB.                                                                                                     MA

R.A.A.B of W. Va., Inc. is a wholly-owned subsidiary of RAB.                                             WV

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